UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 4, 2005

Total Logistics, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	001-14171	39-1915787
(State or other jurisdiction of incorporation)	(Commission file number)	(Identification No.)

700 N. Water Street, Suite 1200, Milwaukee, Wisconsin	53202
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (414) 291-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

On January 4, 2005, Total Logistics, Inc. (“TLCX”), SUPERVALU INC. (“SUPERVALU”) and Titan Acquisition Corp. (“TAC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement provides for the acquisition of TLCX by SUPERVALU by means of a cash tender offer commenced by TAC to purchase all of the issued and outstanding shares of TLCX’s Common Stock, par value $0.01 per share (“Common Stock”), at a price of $28.50 per share, net to the seller without interest (the “Offer Price”). The tender offer is subject to at least seventy-five percent of the outstanding shares of Common Stock being validly tendered and not withdrawn. Any shares of Common Stock not acquired by TAC in the tender offer will be acquired at Offer Price in cash in a subsequent merger of TAC with and into TLCX. All TLCX stock options outstanding immediately prior to the effective time of the merger will be cancelled and exchanged for the right to receive cash in an amount equal to the number of shares of TLCX common stock subject to such options multiplied by the excess, if any, of the Offer Price over the exercise price of such options. All restricted shares of Common Stock will become unrestricted as a result of the tender offer and will be acquired at the Offer Price.

TLCX and SUPERVALU have made customary representations, warranties and covenants in the Merger Agreement and consummation of the tender offer and the merger are subject to various customary conditions, including the receipt of regulatory approvals. The Merger Agreement contains certain termination rights for both TLCX and SUPERVALU and further provides that, upon termination of the Merger Agreement upon certain conditions, reimbursement of expenses or a termination fee may be due to one of the parties.

The description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement and to the press release of TLCX, dated January 4, 2005, which are filed as Exhibits 2.4 and 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

On January 4, 2005, the Board of Directors of TLCX approved the prior recommendation of the Compensation and Nominating Committee to enter into a Confidentiality and Non-Compete Agreement with John Buono, TLCX’s Chief Financial Officer. Under the Confidentiality and Non-Compete Agreement, Mr. Buono has agreed that in the event his employment with TLCX is terminated (by TLCX or by Mr. Buono) on or before December 31, 2005, then for the six-month period after termination of his employment (the “Non-Compete Period”), he will (a) hold in strict confidence and not use or communicate any confidential information regarding TLCX and (b) not compete with TLCX or solicit TLCX’s employees or customers. As consideration for the foregoing, upon termination of his employment with TLCX, Mr. Buono will receive from TLCX a payment equal to $65,000, as well as continued coverage under TLCX’s health, dental, vision and prescription drug plans for the Non-Compete Period. If the employment of Mr. Buono is not terminated prior to December 31, 2005, then Mr. Buono’s Confidentiality and Non-Compete Agreement will expire.

The description of the Confidentiality and Non-Compete Agreement contained herein is qualified in its entirety by reference to the Confidentiality and Non-Compete Agreement, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on January 4, 2005, the Board of Directors of TLCX approved the prior recommendation of the Compensation and Nominating Committee to fully vest all outstanding options held by Mr. Buono, to the extent not already exercisable, upon a Change in Control (as such term is defined in TLCX’s 1998 Equity Incentive Plan, as amended).

Item 9.01 Financial Statements and Exhibits.

a) Not Applicable

b) Not Applicable

c) Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Exhibit
2.4	Agreement and Plan of Merger by and among Total Logistics, Inc., SUPERVALU, INC. and Titan Acquisition Corp.

10.8*	Confidentiality and Non Compete Agreement by and between Total Logistics, Inc. and John Buono.

99.1	Press Release of Total Logistics, Inc., dated January 4, 2005.

*	Denotes a management contract or compensatory plan arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Total Logistics, Inc.

Date: January 10, 2005	By:	/s/ William T. Donovan
William T. Donovan
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.4	Agreement and Plan of Merger by and among Total Logistics, Inc., SUPERVALU, INC. and Titan Acquisition Corp. [Incorporated herein by reference to Exhibit (d)(1) to the Schedule TO filed by SUPERVALU INC. and Titan Acquisition Corp. on January 7, 2005]

10.8*	Confidentiality and Non Compete Agreement by and between Total Logistics, Inc. and John Buono. [Incorporated herein by reference to Exhibit (e)(2) to the Schedule 14D-9 filed by Total Logistics, Inc. on January 7, 2005]

99.1	Press Release of Total Logistics, Inc., dated January 4, 2005. [Incorporated herein by reference to Press Release under cover of Schedule 14D-9 filed by Total Logistics, Inc. on January 4, 2005]

*	Denotes a management contract or compensatory plan arrangement.